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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                           The Coffee Connection, Inc.

                          Starbucks New Venture Company

                      Starbucks Coffee International, Inc.

                                Starship I, Inc.

                            Starbucks Holding Company

                       Starbucks Manufacturing Corporation

                 SBI Nevada, Inc. (a wholly-owned subsidiary of
                      Starbucks Coffee International, Inc.)

                              Circadia Corporation

                        Starbucks U.S. Brands Corporation

                       Starbucks Foreign Sales Corporation



















                                      E-34